EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Financial Results for the Third Quarter of Fiscal 2013

HUNTINGTON BEACH, Calif., Oct. 24, 2013 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today reported financial results for its third quarter of fiscal 2013 that ended on Tuesday, October 1, 2013.

Highlights for the third quarter of fiscal 2013 were as follows:

  Total revenues increased 7.4% to $188.2 million
  Total restaurant operating weeks increased 11%
  Six new restaurants opened
  Comparable restaurant sales decreased 2.2%
  Net income and diluted net income per share were $3.6 million and $0.13, respectively

"As most restaurant investors already know, the overall sales environment for the casual dining industry continues to be very challenging, and our comparable restaurant sales followed the negative industry trends through the summer months of our third quarter," commented Greg Trojan, President and Chief Executive Officer. "While our sales were not as strong as we expected, we were very pleased with how our restaurant teams executed in terms of both cost management and delivering great service to our guests."

"We intentionally have taken extra time this year to fully digest our past menu and operational initiatives, and to better identify opportunities to relieve certain capacity constraints, particularly in our restaurant kitchens," said Trojan. "While we recognize that our relative lack of product news has been a self-imposed headwind in driving sales this year, we are now in a much stronger position to resume the introduction of new menu items starting this November and in the first quarter of next year. We plan to support these new menu items early next year with more effective creative and brand positioning executions. This should represent a much more productive platform for communicating the BJ's story to consumers focused on our wide array of tastes under one roof, our food quality and our amazing value."

"Our new restaurants continue to perform very strongly and BJ's continues to rank among the leaders in casual dining with average unit volumes of approximately $5.8 million," said Trojan. "We are looking forward to nearly doubling the size of BJ's during the next five years. With only 143 restaurants opened in 15 states as of today, the majority of our growth remains well ahead of us."

As of the end of the third quarter, the Company has successfully opened 11 new restaurants during 2013, of which six were opened during the third quarter. The Company currently plans to open six new restaurants during the fourth quarter, three of which have already opened, and thereby achieve its target to open 17 new restaurants during fiscal 2013. "Our development team is putting the final touches on our 2014 new restaurant pipeline and is well underway in building our 2015 pipeline. We currently anticipate opening 17 to 19 new restaurants during fiscal 2014. Additionally, we expect that about two-thirds of these new restaurants will be developed under our new prototype, which we are targeting to build for approximately $1 million less than our current prototype. This new prototype, which we expect to be equally as productive as our current one, should help enhance shareholder returns by not only reducing our capital expenditures going forward, but improving our overall return on invested capital," commented Trojan.  Investors are reminded that the actual number and timing of new restaurant openings are subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its third quarter of fiscal 2013 earnings release today, October 24, 2013, at 2:00 p.m. (Pacific Time). The Company will provide an Internet simulcast, as well as a replay of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 143 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offers an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. BJ's operates company-owned microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (63), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Indiana (1), Kansas (1), Louisiana (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, the number and timing of new restaurants expected to be opened in future periods and expected investment returns on new restaurants. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increase in minimum wage and other employment related costs, including the potential impact of the Patient Protection and Affordable Care Act on our operations, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns, (vii) factors that impact California, where 63 of our current 143 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party distributors and brewers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

BJ's Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 1, 2013		October 2, 2012		October 1, 2013		October 2, 2012
Revenues	$188,245	100.0%	$175,220	100.0%	$575,357	100.0%	$523,520	100.0%
Costs and expenses:
Cost of sales	46,651	24.8	43,230	24.7	141,392	24.6	129,470	24.7
Labor and benefits	67,232	35.7	61,324	35.0	201,114	35.0	181,686	34.7
Occupancy and operating	43,731	23.2	38,412	21.9	127,258	22.1	110,146	21.0
General and administrative	11,366	6.0	10,445	6.0	36,691	6.4	32,339	6.2
Depreciation and amortization	12,465	6.6	10,562	6.0	35,874	6.2	30,148	5.8
Restaurant opening	3,235	1.7	2,394	1.4	6,285	1.1	6,041	1.2
Loss on disposal of assets	79		--		648	0.1	451	0.1
Legal settlements	--		--		--		350	0.1
Total costs and expenses	184,759	98.1	166,367	94.9	549,262	95.5	490,631	93.7
Income from operations	3,486	1.9	8,853	5.1	26,095	4.5	32,889	6.3

Other income (expense):
Interest income	41		66		146		214
Interest expense	(10)		(10)		(30)		(44)
Gain on investment settlement	--		--		--		289	0.1
Other income, net	278	0.1	198	0.1	738	0.1	628	0.1
Total other income	309	0.2	254	0.1	854	0.1	1,087	0.2
Income before income taxes	3,795	2.0	9,107	5.2	26,949	4.7	33,976	6.5

Income tax expense	147	0.1	2,268	1.3	6,431	1.1	9,555	1.8

Net income	$3,648	1.9%	$6,839	3.9%	$20,518	3.6%	$24,421	4.7%

Net income per share:
Basic	$0.13		$0.24		$0.73		$0.87

Diluted	$0.13		$0.24		$0.71		$0.85

Weighted average number of shares outstanding:
Basic	28,206		28,004		28,174		27,971

Diluted	28,922		28,850		28,895		28,859

Percentages reflected above may not reconcile due to rounding.

BJ's Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	October 1, 2013 (unaudited)	January 1, 2013 (audited)
Cash, cash equivalents and short-term marketable securities	$ 30,451	$ 33,390
Long-term marketable securities	$ 7,268	$ 7,534
Total assets	$ 603,580	$ 566,876
Total long-term debt, including current portion	$ --	$ --
Shareholders' equity	$ 397,097	$ 371,834

BJ's Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 1, 2013		October 2, 2012		October 1, 2013		October 2, 2012
Stock-based compensation (1)
Labor and benefits	$ 406	0.2%	$ 323	0.2%	$1,032	0.2%	$ 874	0.2%
General and administrative	541	0.3	806	0.5	2,299	0.4	2,367	0.5
Total stock-based compensation	$947	0.5%	$1,129	0.7%	$3,331	0.6%	$3,241	0.7%

Operating Data
Comparable restaurant sales % change	(2.2%)		2.3%		(0.6%)		3.3%
Restaurants opened during period	6		4		11		11
Restaurants open at period-end	140		125		140		125
Restaurant operating weeks	1,777		1,602		5,191		4,652

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company's financial results for the third quarter and fiscal year 2013 which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted basic and diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the thirty-nine weeks ended October 1, 2013, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share exclude the loss on disposal of assets and other costs related to the closure and relocation of the Eugene, Oregon smaller-format "Pizza & Grill" restaurant to a larger-format "Brewhouse" restaurant. For the thirty-nine weeks ended October 2, 2012, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share excludes the effect from the settlement of a trademark infringement claim, the loss on disposal of assets related to the closure and relocation of the Boulder, Colorado smaller-format "Pizza & Grill" restaurant to a larger-format "Brewhouse" restaurant, and a gain pursuant to the settlement agreement with the Company's broker-dealer for its former auction rate securities portfolio that was fully liquidated in December 2009. The Company believes that presentation of measures of net income and basic and diluted net income per share that exclude these items assists management and investors in evaluating the period-over-period performance of the Company's ongoing core business operations because these items are generally considered non-routine in nature. Furthermore, the Company believes that presentation of a measure of non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share that exclude such items is useful to management and investors in evaluating the performance of the Company's ongoing core business on a period-to-period basis and relative to the Company's competitors.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 1, 2013		October 2, 2012		October 1, 2013		October 2, 2012
Net income, as reported	$ 3,648	1.9%	$ 6,839	3.9%	$20,518	3.6%	$24,421	4.7%
Legal and other settlements	--	--	--	--	--	--	350	0.1
Loss on restaurant closure	--	--	--	--	326	0.1	302	0.1
Gain on investment settlement	--	--	--	--	--	--	(289)	(0.1)
Tax effect - legal and other settlements (1)	--	--	--	--	--	--	(98)	--
Tax effect - loss on restaurant closure (1)	--	--	--	--	(78)	--	(85)	--
Tax effect - gain on investment settlement (1)	--	--	--	--	--	--	81	--
Non-GAAP adjusted net income	$ 3,648	1.9%	$ 6,839	3.9%	$20,766	3.6%	$24,682	4.7%

Basic net income per share, as reported	$ 0.13		$ 0.24		$ 0.73		$ 0.87
Legal and other settlements	--		--		--		0.01
Loss on restaurant closure	--		--		0.01		0.01
Gain on investment settlement	--		--		--		(0.01)
Tax effect - legal and other settlements (1)	--		--		--		--
Tax effect - loss on restaurant closure (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		--		--		--
Non-GAAP adjusted basic net income per share	$ 0.13		$ 0.24		$ 0.74		$ 0.88

Diluted net income per share, as reported	$ 0.13		$ 0.24		$ 0.71		$ 0.85
Legal and other settlements	--		--		--		0.01
Loss on restaurant closure	--		--		0.01		0.01
Gain on investment settlement	--		--		--		(0.01)
Tax effect - legal and other settlements (1)	--		--		--		--
Tax effect - loss on restaurant closure (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		--		--		--
Non-GAAP adjusted diluted net income per share	$ 0.13		$ 0.24		$ 0.72		$ 0.86

Per share amounts and percentages reflected above may not reconcile due to rounding.

Percentages represent percent of total revenues.

(1) The tax effect is based on the Company's annual estimated effective tax rate of 23.9% for the thirteen and thirty-nine weeks ended October 1, 2013, and 28.1% for the thirteen and thirty-nine weeks ended October 2, 2012.

CONTACT: Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400